UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the registrant ☒    Filed by a Party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to § 240.14a-12

First Data Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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Filed by First Data Corporation

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: First Data Corporation

Commission File No.: 001-11073

THIS FILING CONSISTS OF A SLIDESHOW MADE AVAILABLE TO EMPLOYEES OF FIRST DATA CORPORATION ON THE COMPANY’S INTRANET.

Introduction
On April 1
st
, First Data entered into a merge agreement with an
affiliate of Kohlberg Kravis Roberts & Co. (KKR), a private equity firm, that will result in a buyout of First Data stock for $34 per share.
We expect to close this transaction by the end of the 3rd quarter, subject to the approval of First Data shareholders, customary closing conditions and regulatory approvals.
Upon closing of the transaction, First Data will be a private company led by our management with the strong support of KKR.
Until the close, we will continue to be a publicly traded company.
KKR will raise equity and debt funding totaling approximately $29B to cover the buy out of stock, debt restructuring costs and fees related to the transaction.

Why Private? Why Now?
KKR approached First Data with a compelling value proposition.
This proposition is a great deal for our stockholders, and KKR is an excellent partner for First Data.
The Board of Directors concluded that the transaction with KKR is in the best interest of our stockholders.
The Executive Committee strongly supports the transaction.

What is a leveraged buyout (LBO)?
Leveraged buyout (LBO):
The acquisition of a company using a
combination of equity and borrowed funds.
Generally how it works:
A company’s Board of Directors agrees to be acquired.
The company’s shareholders approve the transaction.
The acquiring firm purchases the company through a combination of equity and borrowed funds.
Shareholders receive cash for each share of common stock they hold.
Once the transaction closes, the stock of the acquired company is no longer traded on a stock exchange.
Often, the acquired company is held for a period of time by the acquiring firm, and either taken public again or sold.

What does private equity mean?
Private equity:
Equity capital invested in private companies.
Characteristics of a private equity firm:
Acts as a general partner that obtains specific dollar
commitments from qualified institutional investors and
individual, accredited investors.
Investors may include public, corporate and government
pension plans; financial institutions; insurance companies;
endowments; etc.

Why Does a Transaction with KKR Make Sense?
$34 represents a significant and immediate premium on the
stock for our stockholders.
KKR has a great reputation with the companies it buys.  On
average, its holding period is about seven years.
With strong, stable cash flows, a talented senior
management team and a highly skilled employee base, First
Data has the critical characteristics for success as a KKR
portfolio company.

What Does this Mean for First Data and its Clients?
Business as usual
The transition will be seamless, transparent and will not affect day-
to-day service to our clients.
Deliver outstanding service to our clients
This is the single most important contribution our employees can make to our business as we continue to shape the new
First Data.
First Data is embarking on the next phase in its growth, which requires reinvestment in the business to take advantage of global market opportunities.
We have the opportunity to make lasting improvements in our
business to make us more competitive and positioned for long-term growth by executing on initiatives that can improve First Data’s overall cost structure and efficiencies.

What Does this Mean for First Data and its Clients?
As the new First Data, we remain committed to reviewing
and simplifying our internal processes and policies, making it easier for clients and partners to do business with us.
The ultimate beneficiaries of our investments in technology
and product innovation will be the clients we serve.
We expect to build on our reputation as the trusted partner
for electronic commerce and payment solutions.

How Does KKR Work with Companies?
KKR works with companies to design and execute plans for
improving operations in such areas as manufacturing, sales and marketing.
Typically, KKR staff serve on the Board of Directors, closely monitoring the company, providing strategic insight and access to financial, operational and other resources.
In most cases, KKR enables the company’s managers to have
operational autonomy; ensuring that the managers own the results of their decisions.
Over time, generally several years, KKR exits its investments through Initial Public Offerings (IPO), secondary offerings and sales to strategic buyers.
KKR typically purchases growing companies.  It has purchased 150 companies, including Toys R Us, Sealy Corporation and SunGard.

Did You Know?
Fast Facts About KKR
A global private equity firm that specializes in large, complex buyouts
Offices in New York, Paris, Menlo Park (Calif.), Hong Kong, London
and Tokyo
KKR takes a long-term view, building the company’s value over time.
Led by co-founders Henry R. Kravis and George R. Roberts
KKR By the Numbers
320 total employees, including 92 investment professionals
150+ completed transactions, with an aggregate value of over $279B
37 portfolio companies with a combined revenue of $107B,
employing more than 565,000 people
Holds each investment an average of seven years
Visit the Website at www.kkr.com

Next Steps?
May 22 – “Go-shop” period ends, (during which First Data may solicit other superior proposals)
3
rd
Quarter – Anticipated closing of the transaction
In the meantime, remain committed to delivering outstanding service to our clients. That is the single most important contribution we can make to our business as we continue to shape the new First Data.
We’ve established a project management office led by Paula
Redmond, Finance, and Tim Pfeifer, Legal, to manage
First Data’s transition.
This transition team will streamline our processes with the guidance of a steering committee and assistance from our functional teams, enabling the rest of us to focus on business as usual.

Thank you for shaping the
new First Data!
First Data is "a company like no other,"
with an outstanding leadership team,
29,000 talented employees and an incredibly
exciting future. A partnership with KKR
will bring a wealth of opportunity.
First Data Corporation

First Data Corporation
Additional Information About the Merger and Where to Find It
In connection with this proposed transaction, First Data Corporation (the
“Company”) will file a proxy statement with the Securities and Exchange
Commission (“SEC”). STOCKHOLDERS ARE URGED TO READ THE PROXY
STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY
WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT
INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy
statement will be mailed to the Company’s stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s Web site www.sec.gov or from First Data Corporation, Investor Relations Department at 6200 S. Quebec
Street, Suite 340, Greenwood Village, Colorado 80111, (303) 967-6756.
Participants in the Solicitation
First Data Corporation and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the Company and its directors and executive officers, and their ownership of the Company’s securities, is set forth in the proxy statement for the 2007 Annual Meeting of Stockholders of the Company, which was filed with the SEC on April 17, 2007. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.